MC LAW GROUP
A PROFESSIONAL CORPORATION

4100 NEWPORT PLACE, SUITE 830
NEWPORT BEACH, CALIFORNIA 92660-2422
TELEPHONE: 949.250.8655
FACSIMILE:  949.250.8656

                    Opinion of Counsel and Consent of Counsel

Board of Directors
Maximum Dynamics, Inc.

Re: Registration Statement on Form S-8

Gentlemen:

We have acted as securities counsel for Maximum Dynamics, Inc., a Colorado corporation (the "Company"). You have requested our opinion in connection with the registration by the Company of 4,120,000 shares (the "Shares") of its common stock to be registered pursuant to a registration statement on Form S-8 filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (such registration statement, as amended or supplemented is hereinafter referred to as the "Registration Statement"). The Shares are to be issued under the Company's Consultant Agreements (the "Agreements") and pursuant to resolutions by the Board of Directors.

You have advised that:

1. The Company is current in its reporting responsibilities to the Securities and Exchange Commission as mandated by the Securities Exchange Act of 1934, as amended.

2. Ernesto Angel, Jesus Romero, Victor Angel, Ruben Garduno, Raymond Ng Pan Hing, Cassim Motala, and Lawrence Mavundula, shall provide services relating to mPOS technology development; Dingindawo Paulus Shongwe, Mpumelelo Tshume, Sindiswa Mzamo, and Andile Mbeki, shall provide advisory board services, Oliver Chifadza, Renier Richter; Shilela Malatjie, Philip Meyer, Andrew Shaun Bremer, Siza Mhlanga, Pam Grant, Marcus Otsile Mogakwe, D. Walter Mpanza, and Saneid Thwala, shall provide sales agent services to the Company; Johannes Clausen, Motsamai Nduna, and T'Christopher Gardner, shall provide engineering services to the Company; and Franco Maccioni, Thobeka Mafuduka, Mpilo Mdakane, Patricia Terhorst-Davis, Troy Lynette, Rob Packham, Sooren Ramdenee, Vuyo Mkhize, Deon Katzen, and Constance Maccioni shall provide services in regard to the operations of the Unilogic subsidiary.

3. In their capacities as consultants, the above-named Consultants have provided and will provide bona-fide services to the Company which are not in relation to the offer or sale of securities in a capital-raising transaction, and which did not either directly or indirectly promote or maintain a market for the Company's securities.


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Maximum Dynamics, Inc.
December 16, 2003
Page 2


4. Paul Stabnow, Franco Maccioni, Johannes Clausen, Motsamai Nduna, Thobeka Mafuduka, Mpilo Mdakane and T'Chrisopher Gardener are to be issued shares in lieu of employee wages for employees due them.

5. The Company has agreed to issue its common stock to the above-named individuals as compensation for their services to the Company.

We have read such documents as have been made available to us. For purposes of this opinion, we have assumed the authenticity of such documents.

Based on the accuracy of the information supplied to us, it is our opinion that the Company may avail itself of a Registration Statement on Form S-8, and is qualified to do so. Further, subject to the limitation set forth in the Company's Articles of Incorporation with respect to the maximum number of shares of common stock that the Company is authorized to issue, and assuming that the Shares will be issued as set forth in the Agreements and the Registration Statement, at a time when effective, and that the Company will fully comply with all applicable securities laws involved under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated pursuant to said Acts, and in those states of foreign jurisdictions in which the Shares may be sold, we are of the opinion that, upon proper and legal issuance of the Shares and receipt of the consideration to be paid for the Shares, the Shares will be validly issued, fully paid and nonassessable shares of common stock of the Company.

Further, with respect to the issuance of the shares to the individuals set forth in the paragraphs above, we are of the opinion that those persons are eligible individuals in the Agreements and may be issued shares of the Company's Common Stock registered on the Company's Registration Statement on Form S-8 without restriction on transfer or restrictive legend.

This opinion does not cover any matters related to any re-offer or re-sale of the Shares by the Consultants, once properly and legally issued pursuant to the Agreements as described in the Registration Statement.

We hereby consent to the filing of this opinion with the Commission as Exhibit
5.1 to the Registration Statement. We also consent to the reference to our firm under the heading in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission. This opinion and consent may not be incorporated by reference in a subsequent registration statement on Form S-8 filed pursuant to Rule 462(b) under the Act with respect to the registration of additional securities issuable under the Agreements.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the present laws of the State of Colorado or the federal law of the United States be changed by legislative action, judicial decision or otherwise.

This opinion is furnished to you pursuant to the applicable rules and regulations promulgated under the Act in connection with the filing of the Registration Statement.

Sincerely,



/s/ MC Law Group, Inc.
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MC Law Group, Inc.
December 16, 2003